AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT

    THIS AMENDMENT NUMBER ONE TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated as of March 5, 2026 with an effective date of March 1, 2026 (the “Effective Date”), between Sinclair Television Group, Inc., a Maryland corporation ("STG" or “Company”), and David B. Gibber ("Employee") to that certain A Employment Agreement effective as of January 1, 2024, (the “Agreement”).

WHEREAS, all capitalized terms shall have the same meaning as ascribed to them in the Agreement; and

    WHEREAS, subject to the terms of the Agreement, it is the intent of the parties hereto to amend the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties hereto agree as follows:

1.Section 3.1 of the Agreement is hereby amended by deleting the reference to “Nine Hundred and Eighty Thousand Dollars ($980,000)”, and replacing such reference with “Nine Hundred Thirty One Thousand Dollars ($931,000)”.

2.Section 3.2 (b) (ii) of the Agreement is hereby amended by deleting the subparagraph in its entirety and replacing it with the following subparagraph:

    “(ii) In lieu of SARS of the same value, for the calendar year ending December 31, 2026, Employee shall receive an additional annual grant of Restricted Stock with a grant date value of Three Hundred Fifty Thousand Dollars ($350,000) (which shall be included in the definition of “Annual Grants”).”

3.This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one instrument that is binding upon all of the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. This Amendment may be executed and/or delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly executed and delivered and be valid and effective for all purposes. This Amendment shall be considered to have been executed by a person if there exists a photocopy, facsimile copy or electronic/PDF copy of an original hereof or of a counterpart hereof that has been signed by such person. Any photocopy, facsimile copy or electronic/PDF copy of this instrument or a counterpart hereof shall be admissible into evidence in any proceeding as though the same were an original.

4.Except as expressly provided herein, the Agreement shall not be amended or modified by this Amendment and each of the terms thereof shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first written above.

                                                                                    SINCLAIR TELEVISION GROUP, INC.
a Maryland corporation

                    By: /s/ Chris Ripley
                    Name:    Chris Ripley
                    Title:    President and Chief Executive Officer

                    EMPLOYEE:

                    /s/ David B. Gibber
                    David B. Gibber